Exhibit 99.1

For more information contact:

Russ Knittel Synaptics Incorporated 408-434-0110x140 russk@synaptics.com	Jennifer Jarman the blueshirt group 415-217-7722 jennifer@blueshirtgroup.com

Synaptics Reports Fourth Quarter and Fiscal 2003 Financial Results

July 31, 2003 – San Jose, CA – Synaptics (Nasdaq: SYNA), a leader in touch pads and other human interface solutions for mobile computing and communications devices, today reported financial results for the fourth quarter and fiscal year ended June 30, 2003.

Net revenue for the fourth quarter of fiscal 2003 was $28.2 million, a 9% increase compared to $25.8 million for the fourth quarter of the prior fiscal year. Actual (GAAP) net income for the fourth quarter of fiscal 2003 was $2.6 million, or $0.10 per diluted share, unchanged from the comparable quarter last year.

Pro forma net income for the fourth fiscal quarter, excluding non-cash charges related to the amortization of intangibles and deferred stock-based compensation, was $2.7 million, or $0.11 per diluted share. This compares to pro forma net income of $2.7 million, or $0.10 per diluted share, for the fourth quarter of the prior fiscal year.

Net revenue for the year ended June 30, 2003 was $100.7 million compared to net revenue of $100.2 million for the prior fiscal year. GAAP net income for the year ended June 30, 2003 was $7.7 million, or $0.31 per diluted share. This compares to GAAP net income of $9.4 million, or $0.42 per diluted share, for the prior fiscal year.

Pro forma net income, excluding non-cash charges related to the amortization of intangibles and deferred stock-based compensation, was $8.3 million, or $0.33 per diluted share, for fiscal year 2003 compared to pro forma net income of $10.0 million, or $0.44 per diluted share, for the prior fiscal year.

“We are pleased with the Company’s performance in fiscal 2003, posting solid revenues and profitability during a period of challenging market conditions,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “We maintained our market leadership within the notebook segment and saw our new market initiatives begin to pay off as we grew non-notebook revenue to nearly 7% of total revenue from less than 2% in the prior year. Design activity remains strong in both areas, and as we enter fiscal 2004 we look forward to continued progress in diversifying our business.”

Russ Knittel, Synaptics’ Chief Financial Officer, added, “Our fourth quarter revenue grew 8% sequentially, ahead of our expectations, driven by higher revenue from our new market areas. While our backlog remains strong, we continue to see a product mix shift in our notebook business towards single pointing solutions, reflecting a highly competitive environment for dual pointing applications and softness in corporate IT spending. This, in addition to coming off a stronger than expected June quarter, leads us to forecast a nominal revenue increase of up to 1% in the September quarter. We believe these trends will continue over the near-term and therefore anticipate similar results in the December quarter. We continue to proactively manage our business with an eye towards balancing market share and profitability as we respond to market dynamics.”

About Synaptics Incorporated

Synaptics develops advanced interface solutions for products as diverse as notebook and desktop computers, mobile computing and communications devices, automotive applications, and security solutions. Synaptics’ products include TouchPad™, the industry standard notebook pointing device; ClearPad™, a capacitive touch screen solution; TouchStyk™, a modular and capacitive pointing stick solution; Spiral®, an inductive, proximity sensing pen input system; and QuickStroke®, a proprietary Chinese handwriting recognition software. More information about Synaptics can be found on the World Wide Web at www.synaptics.com.

This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe-harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ revenue expectations, earnings expectations, cash flow expectations, and competitive position in both notebook computers and new market initiatives. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to (a) market demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ products, (c) the failure of Synaptics’ products and OEMs’ products to deliver commercially acceptable performance, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and the Company’s 10-K for the fiscal year ended June 30, 2002. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

Synaptics discloses pro forma or non-GAAP measures of net income and earnings per share. Synaptics believes that this pro forma information provides greater comparability regarding its ongoing operating performance. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States (“U.S. GAAP”), such as net income and earnings per share. These pro forma measures are unlikely to be comparable to pro forma information provided by other companies. In accordance with SEC regulations, reconciliation of the Synaptics U.S. GAAP information to the pro forma information is provided in the table attached. We will also make available on the investor relations page of our web site at www.synaptics.com this press release, a replay of the Webcast, and a reconciliation of the difference between the GAAP and non-GAAP financial measures.

(Tables to Follow)

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	June 30,
	2003	2002

Assets
Current assets:
Cash and cash equivalents	$41,697	$45,491
Restricted cash	240	—
Short term investments	35,589	19,689
Accounts receivable, net of allowances of $160 and $200 at June 30, 2003 and June 30, 2002, respectively	13,181	13,242
Inventories	6,428	5,867
Prepaid expenses and other current assets	3,379	2,964

Total current assets	100,514	87,253
Property and equipment, net	1,934	2,043
Goodwill	1,968	765
Other acquired intangible assets, net	—	40
Other assets	92	280

Total assets	$104,508	$90,381

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,893	$5,867
Accrued compensation	2,808	2,161
Accrued warranty	1,002	1,002
Income taxes payable	1,661	2,646
Other accrued liabilities	3,362	1,814
Capital leases and equipment financing obligations	231	445

Total current liabilities	15,957	13,935
Capital leases and equipment financing obligations, net of current portion	28	259
Note payable to a related party	1,500	1,500
Other liabilities	759	684
Commitments and contingencies
Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 60,000,000 shares authorized; 23,835,877 and 23,182,757 shares issued and outstanding, respectively	24	23
Additional paid in capital	78,761	75,013
Deferred stock compensation	(1,184)	(1,085)
Notes receivable from stockholders	(20)	(876)
Retained earnings	8,583	865
Accumulated other comprehensive income	100	63

Total stockholders’ equity	86,264	74,003

Total liabilities and stockholders’ equity	$104,508	$90,381

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Net revenue	$28,222	$25,809	$100,701	$100,201
Cost of revenue	16,672	14,836	58,417	59,016

Gross margin	11,550	10,973	42,284	41,185
Operating expenses
Research and development	4,760	4,714	19,837	16,594
Selling, general, and administrative	2,793	2,422	10,750	9,873
Amortization of intangible assets	—	30	40	134
Amortization of deferred stock compensation	136	90	499	453

Total operating expenses	7,689	7,256	31,126	27,054

Operating income	3,861	3,717	11,158	14,131
Interest income	244	290	1,059	522
Interest expense	(34)	(41)	(155)	(197)

Income before income taxes	4,071	3,966	12,062	14,456
Provision for income taxes	1,467	1,393	4,344	5,056

Net income	$2,604	$2,573	$7,718	$9,400

Net income per share:
Basic	$0.11	$0.11	$0.33	$0.70

Diluted	$0.10	$0.10	$0.31	$0.42

Shares used in computing net income per share:
Basic	23,668	23,179	23,472	13,523

Diluted	25,902	25,957	25,131	22,544

Pro forma results (unaudited)
Reported net income	$2,604	$2,573	$7,718	$9,400
Pro forma adjustments:
Amortization of goodwill and other acquired intangible assets	—	30	40	134
Amortization of deferred stock compensation	136	90	499	453

Pro forma net income	$2,740	$2,693	$8,257	$9,987

Pro forma earnings per share
Basic	$0.12	$0.12	$0.35	$0.74

Diluted	$0.11	$0.10	$0.33	$0.44